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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                 Wisconsin Central Transportation Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LETTERHEAD OF WISCONSIN CENTRAL TRANSPORTATION CORPORATION]


OFFICE:                                                  MAILING ADDRESS:
--------------------------------------------------------------------------------
Suite 9000                                               P.O. Box 5062
One O'Hare Centre                                        Rosemont, IL 60017-5062
6250 North River Road
Rosemont, IL 60018






                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



     The 2000 annual meeting of the stockholders of Wisconsin Central Transportation Corporation will be held at 9:00 a.m., Central Time, on Thursday, May 18, 2000 in the ground floor auditorium of Riverway Complex, 6133 North River Road (across River Road from the Westin Hotel and behind the Marriott Suites Hotel), Rosemont, Illinois 60018, to elect four directors and to transact any other business that may properly come before the meeting.

     Stockholders of record at the close of business on March 20, 2000 are entitled to vote at the annual meeting.


                      By Order of the Board of Directors,

                      Thomas W. Rissman
                      Secretary



April 10, 2000

                 Wisconsin Central Transportation Corporation
             Suite 9000, One O'Hare Centre, 6250 North River Road
                              Rosemont, IL 60018
                              ------------------

                                ===============
                                PROXY STATEMENT
                                ===============


April 10, 2000

     The Board of Directors of Wisconsin Central Transportation Corporation (the "Company") solicits your proxy for use at the 2000 Annual Meeting of Stockholders of the Company to be held on May 18, 2000. Stockholders may vote their shares of the Company's Common Stock by proxy by signing and mailing the enclosed proxy card or by following the instructions on the proxy card for telephone or Internet voting. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy or by giving written notice of such revocation to the Secretary of the Company. If you plan to attend the annual meeting in person, please mark the appropriate box on the proxy card and return it promptly by mail.

     Holders of the Company's Common Stock of record at the close of business on March 20, 2000 are entitled to vote at the annual meeting. On that date, 51,250,231 shares of the Company's Common Stock were issued and outstanding. Each share entitles the holder to one vote.

     A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of Common Stock will constitute a quorum of stockholders. The inspectors of election appointed for the annual meeting will determine whether a quorum is present and will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum.

     The persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the annual meeting in compliance with the instructions on the proxies received from stockholders with respect to election of four directors and in their discretion on any other matters that may properly come before the meeting, including matters that, as of the date of this proxy statement, the Board of Directors does not know will be brought before the meeting. If no directions are given on the proxy card, the shares represented by the proxy will be voted FOR election of the four nominees for directors for a three year term.

     This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about April 10, 2000.

     Your vote is important. Please sign and return the proxy card by mail or vote your shares by telephone or the Internet, whether or not you plan to attend the meeting.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

     The Board of Directors is divided into three classes, each consisting of approximately one-third of the total number of the members of the Board of Directors. Directors are elected for a term of three years. At the Annual Meeting of Stockholders, the term of office of the Class I directors--
Carl Ferenbach, J. Reilly McCarren, Roland V. McPherson and A. Francis Small-- will expire, and the four directors in that class will be nominated for reelection to serve until the annual meeting of stockholders of the Company in 2003 and until their respective successors are elected and qualified. The term of office of the Class II directors--Thomas E. Evans, Thomas F. Power, Jr., and Robert H. Wheeler--will expire at the annual meeting of stockholders of the Company in 2001, and the term of office of the Class III directors--
Thomas W. Rissman, John W. Rowe and the person named to fill a currently vacant position--will expire at the annual meeting of stockholders of the Company in 2002.

     The Company's Board of Directors intends to cause the nomination of Carl Ferenbach, J. Reilly McCarren, Roland V. McPherson and A. Francis Small for election as Class I directors. The Board of Directors has no reason to believe that any of these nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees designated by the Board. Election of nominees to the Board of Directors requires the approval of the holders of a plurality of the total votes cast at the stockholders' meeting. The Board of Directors of the Company recommends a vote FOR each of the nominees for Class I director.

     The following sets forth as of March 20, 2000 certain information concerning each of the nominees for election to the Board of Directors and each director who will continue in office.

                                                                                                          Director
      Name                                     Description                                     Age          Class
-------------------            --------------------------------------------------              ---        --------
Robert H. Wheeler              Chairman of the Board                                            54           II
Thomas F. Power, Jr.           Chief Executive Officer and Director                             59           II
J. Reilly McCarren             President and Chief Executive Officer of the                     43            I
                                  North American operating subsidiaries and Director
Thomas E. Evans                Director                                                         48           II
Carl Ferenbach                 Director                                                         57            I
Roland V. McPherson            Director                                                         65            I
Thomas W. Rissman              Director                                                         42           III
John W. Rowe                   Director                                                         54           III
A. Francis Small               Director                                                         54            I

           Nominees For Terms Expiring at the Annual Meeting in 2003
                               Class I Directors

     Carl Ferenbach has served as a director of the Company since 1987. He also serves as a director of Wisconsin Central International, Inc. ("WCI") and North American operating subsidiaries. Mr. Ferenbach also serves as a director of Tranz Rail Holdings Limited ("Tranz Rail"), the publicly held New Zealand transportation company in which the Company holds shares, Australian Transport Network Limited ("ATN"), the Australian rail holding company in which the Company holds shares, and English Welsh & Scottish Railway Holdings Limited ("EWS"), the United Kingdom rail holding company in which the Company holds shares and of which Mr. Ferenbach is Deputy Chairman of the Board, a non-executive office. Mr. Ferenbach also serves as a director of US Can Corporation and Crown Castle International Corporation (U.S.) of which he is also Chairman of the Board. Since 1986, Mr. Ferenbach has been a Managing Director of Berkshire Partners LLC, Boston, Massachusetts, a private equity firm sponsoring and investing in acquisitions and recapitalizations.

     J. Reilly McCarren has served as a director of the Company since December 1998. He also serves as a director of Wisconsin Chicago Link Ltd. ("WCLL") and WCL Railcars, Inc. ("WCL Railcars"), two wholly-owned subsidiaries of the Company. Since September 1, 1999, Mr. McCarren has served as the President and Chief Executive Officer of the Company's North American operating subsidiaries. From July 1996 to August 31, 1999, Mr. McCarren served as the Executive Vice President and Chief Operating Officer of the Company's North American operating subsidiaries. From 1990 to 1996, Mr. McCarren served as the president of Gateway Western Railway Company. From 1988 to 1990, Mr. McCarren served as the General Superintendent-Transportation of the Chicago, Missouri and Western Railway.
From 1978 to 1988, Mr. McCarren held various operating positions with Conrail. Mr. McCarren has 21 years of railroad management experience.

     Roland V. McPherson has served as a director of the Company since 1987. He also serves as a director of WCI and North American operating subsidiaries.
Mr. McPherson is the president of Asset Acquisition and Management Corporation, a private acquisition company. From 1989 to 1998, he was employed as the Chairman and Chief Executive Officer of Sullivan Industries, Inc. (a manufacturer of air compressors). From May 1976 until 1988, Mr. McPherson was employed as Chairman and Chief Executive Officer of Armstrong Containers, Inc. (a manufacturer of metal containers).

     A. Francis Small has served as a director of the Company since
December 1996. He also serves as a director of WCI and North American operating subsidiaries. Dr. Small has been a director and the Managing Director of Tranz Rail since 1990 and has been employed by Tranz Rail and its predecessors for 34 years. Dr. Small is also a director of ATN and Meridian Energy Limited of which he is also Chairman of the Board. Dr. Small has 28 years of railroad management experience.

      Current Directors Whose Terms Expire at the Annual Meeting in 2001
                              Class II Directors

     Thomas E. Evans has served as a director of the Company since July 1998. Since 1999, Mr. Evans has been employed by Collins & Aikman in Troy, Michigan, where he currently serves as chairman and chief executive officer. From 1995 to 1999, Mr. Evans was employed by Tenneco Automotive in Lake Forest, Illinois, where he served in senior management positions, most recently as its president. Prior to 1995 he served six years in various senior management positions with Case Corporation, two years with Federal-Mogul Corporation and fourteen years with Rockwell International's Automotive Operations.

     Thomas F. Power, Jr. has served as a director of the Company since its formation in 1987. He also serves as a director of each of the Company's subsidiaries other than Algoma Central Railway Inc. ("ACRI") and WC Canada Holdings, Inc. ("WCCHI"). Since September 1, 1999, Mr. Power has served as the President and Chief Executive Officer of the Company. From 1987 to August 31, 1999, Mr. Power served as Executive Vice President and Chief Financial Officer of the Company. Mr. Power also serves as a director of Tranz Rail, ATN and EWS of which he is Chairman of the Board, a non-executive office. From 1970 to 1985, Mr. Power was employed by the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, most recently as Chief Financial Officer. Mr. Power has over 32 years of railroad management experience.

     Robert H. Wheeler has served as a director of the Company since its formation in 1987 and is also a director of each of the Company's subsidiaries other than ACRI and WCCHI. He was elected to the additional position of Chairman of the Board of the Company, a non-executive office, effective September 1, 1999. Mr. Wheeler also serves as a director of EWS and Tranz Rail of which he is Chairman of the Board, a non-executive office. Mr. Wheeler was a member of the law firm of Oppenheimer Wolff & Donnelly from December 1987 to August 1994 and was of counsel to that firm until 1999.

      Current Directors Whose Terms Expire at the Annual Meeting in 2002
                              Class III Directors

     Thomas W. Rissman has served as a director of the Company since January 1992 and is also a director of each of the Company's subsidiaries other than ACRI and WCCHI. Mr. Rissman also has served as Secretary of the Company, a non-executive office, since June 1991 and has served as General Counsel of the Company, a non-executive office, since September 1, 1999. Mr. Rissman also serves as a director of Tranz Rail, EWS and ATN. Mr. Rissman has been a member of the law firm of McLachlan, Rissman & Doll since December 1987.

     John W. Rowe has served as a director of the Company since July 1998. Since March 1998, he has served as chairman, president and chief executive officer of Unicom Corporation in Chicago, Illinois. From 1989 to 1998, Mr. Rowe served as president, chief executive officer and a director of New England Electric System. From 1984 to 1989, he served as president and chief executive officer of Central Maine Power

Company. Mr. Rowe served as senior vice president of law for Consolidated Rail Corporation from 1980 to 1984. Mr. Rowe began his career with the Chicago law firm of Isham, Lincoln and Beale where he became a partner in 1978. Mr. Rowe also serves as a director of Fleet Boston Corporation and UNUM Provident Corporation.

     There is a vacancy in one Class III directorship.

Committees, Meetings and Compensation

     Committees of the Board of Directors. The Board of Directors of the Company currently maintains an Executive Committee, an Audit Committee, a Compensation Committee, and a Finance Committee. The Board of Directors does not maintain a Nominating Committee.

     The Executive Committee is authorized to meet between meetings of the Board of Directors and, except as restricted by law, possesses the authority to act for and on behalf of the Board of Directors. The members of the Executive Committee are Robert H. Wheeler (Chairman), Carl Ferenbach and Thomas F. Power, Jr.

     The Audit Committee is an oversight committee which assists the Board of Directors in fulfilling its responsibilities to the stockholders and the public markets. The Audit Committee is responsible for ensuring that the Company employs independent and objective auditors. Together with the independent auditors and the Company's internal audit department, the Audit Committee reviews management's preparation of financial information, the presence of internal controls and audit processes to deter fraud, and management's procedures to anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the Board of Directors, to the public markets and to the stockholders. The Audit Committee's primary duties and responsibilities are to assess the processes related to the Company's risk and control environment, oversee financial reporting and evaluate internal and independent audit processes. In January 2000, the Audit Committee adopted a formal written charter which guides the Audit Committee in carrying out the duties described above. The members of the Audit Committee are Roland V. McPherson (Chairman), John W. Rowe and Thomas W. Rissman. No member of the Audit Committee is an executive officer of the Company.

     The Compensation Committee makes recommendations to the Board of Directors as to the salaries and other compensation of all elected officers and as to the benefit plans for all Company employees. The members of the Compensation Committee are Thomas E. Evans (Chairman), Robert H. Wheeler and Carl Ferenbach. No member of the Compensation Committee is an executive officer of the Company.

     The Finance Committee makes recommendations to the Board of Directors and is given specific authority by the Board of Directors from time to time to act on behalf of the Board of Directors in approving certain matters relating to the issuance of securities by the Company. The members of the Finance Committee are Carl Ferenbach (Chairman), Thomas W. Rissman and Robert H. Wheeler.

     Meetings of the Board of Directors and Committees. During 1999, the Board of Directors of the Company met eight times, the Audit Committee met four times and the Compensation Committee met four times. The Finance Committee and the Executive Committee did not meet.

     Compensation of Directors. Under compensation arrangements adopted in 1999, directors of the company who are not full-time employees of the Company or its subsidiaries receive annual compensation in the form of options to purchase 6,000 shares of Common Stock and may elect to receive annual compensation of $30,000 in either (i) phantom stock or (ii) $15,000 cash and $15,000 in phantom stock, with the phantom stock payable on the date of the Company's annual meeting and the cash payable in four equal quarterly installments. In addition, the Company pays compensation of $120,000 per year to Mr. Wheeler for his services as Chairman of the Board. No additional amounts are paid with respect to attendance at director or committee meetings. Directors who are full-time employees of the Company or its subsidiaries do not receive additional compensation for their services as directors.

     The director options represent the right to purchase Common Stock at an exercise price equal to fair market value as of the date of the grant. Director options expire at the earlier of 10 years after the date of grant or one year after the optionee ceases to be a director.

     The director phantom stock is issued in units equal to the aggregate nominal value divided by the fair market value of the Common Stock on the date of grant. When the holder of phantom stock ceases to be a director of the Company, the holder's phantom stock units are converted to cash at the current market value of the Common Stock.

     In 1999, directors Thomas E. Evans and John W. Rowe were each granted 5,500 additional options in connection with their first election as directors, as provided by the director option plan. In 1999 Robert H. Wheeler was granted 10,000 additional options (under the Company's Long-Term Incentive Plan) and received $30,000 as additional cash compensation for serving as Chairman of the Board beginning on September 1, 1999.

Executive Compensation

     Summary of Compensation. The following table summarizes the total compensation for services rendered to the Company during each of the last three fiscal years of (i) all individuals serving as the Company's Chief Executive Officer during 1999, (ii) the Company's four mostly highly compensated executive officers other than the CEO who were serving as executive officers at the end of 1999, and (iii) one additional individual for whom disclosure would have been provided as one of the four most highly compensated executive officers but for the fact that he was not serving as an executive officer of the Company at the end of 1999. The individuals listed below in the Summary Compensation Table are hereinafter referred to together as the "Named Executive Officers."

                          Summary Compensation Table

                                                                                         Long-Term
                                                                                       Compensation
                                                           Annual Compensation             Awards
                                                      ----------------------------     -------------
                                                                                       Stock Options       All Other
Name and Principal Position                 Year      Salary ($)       Bonus($)(1)       (Shares)         Compensation
---------------------------------           ----      ----------       -----------     -------------      ------------
Thomas F. Power, Jr.,                       1999       484,750           124,096            55,000                   -
  President & Chief                         1998       430,000           285,950             6,000                   -
  Executive Officer (2)                     1997       388,500            87,490             6,000                   -

J. Reilly McCarren,                         1999       258,333            66,133            99,000                   -
  President & Chief Executive               1998       225,000           149,625                 -                   -
  Officer of North American                 1997       204,000            45,941                 -                   -
  operating subsidiaries (3)

William R. Schauer,                         1999       155,000            41,230            10,000                   -
  Vice President-Marketing                  1998       150,000            79,050                 -                   -
  of North American operating               1997       141,600            25,516                 -                   -
  subsidiaries

Walter C. Kelly,                            1999       155,000            39,680            10,000                   -
  Vice President & Chief                    1998       150,000            79,050                 -                   -
  Accounting Officer                        1997       141,000            25,408                 -                   -

Glenn J. Kerbs,                             1999       160,000            32,800            10,000                   -
  Vice President-Engineering                1998       153,000            80,631                 -                   -
  of North American operating               1997       145,800            26,273                 -                   -
  subsidiaries

Edward A. Burkhardt,                        1999       367,500                 -           140,000 (4)       2,627,841 (5)
  Chairman, President & Chief               1998       525,000           349,125             6,000                   -
  Executive Officer until 8/31/99           1997       472,000           106,294             6,000                   -

Earl J. Currie,                             1999       141,989                 -            28,000 (6)               -
  Vice President-Planning                   1998       160,000            84,320                 -                   -
  until 11/8/99                             1997       153,000            27,571                 -                   -

-------------------
(1) Annual bonus amounts were earned and accrued during the fiscal years indicated and paid after the end of each applicable fiscal year.
(2) Mr. Power has held this position since September 1, 1999. Prior to that date he served as Executive Vice President and Chief Financial Officer.
(3) Mr. McCarren has held this position since September 1, 1999. Prior to that date he served as Executive Vice President and Chief Operating Officer of the North American operating subsidiaries.

(4) Mr. Burkhardt was granted 70,000 options on January 5, 1999 which lapsed upon his resignation from the Company and were replaced by a grant of 70,000 options on July 7, 1999.
(5) The Company paid Mr. Burkhardt $1,462,497 in 1999 and accrued $1,165,344 to be paid in future periods in connection with his resignation from the Company.
(6) Mr. Currie's option for 28,000 shares lapsed upon his resignation from the Company.


     Stock Option Grants in 1999. The following table sets forth information concerning the grant of stock options during 1999 to the Named Executive Officers.

                       Option Grants In Last Fiscal Year

                                                                                         Potential
                                                                                         Realizable
                                         Percentage                                       Value at
                            Number of     of Total                                         Assumed
                            Securities    Options                                      Annual Rates of
                              Under-     Granted to                                      Stock Price
                              lying       Employees      Exercise                      Appreciation For
                             Options         in           Price       Expir-            Option Term (1)
                             Granted     Fiscal Year      ($ Per       ation      ---------------------------
      Name                  (Shares)      1999(%)         share)       Date          5%($)           10%($)
-----------------------     ----------   -----------     --------    --------     ----------       ----------
Thomas F. Power, Jr.         55,000          5.7          16.625     01/04/09        575,025        1,457,278
J. Reilly McCarren           99,000         10.4          16.625     01/04/09      1,035,045        2,623,101
William R. Schauer           10,000          1.0          16.625     01/04/09        104,550          264,960
Walter C. Kelly              10,000          1.0          16.625     01/04/09        104,550          264,960
Glenn J. Kerbs               10,000          1.0          16.625     01/04/09        104,550          264,960
Edward A. Burkhardt (2)      70,000          7.3          16.625     08/31/00         67,561          136,010
Edward A. Burkhardt (2)      70,000          7.3          16.625      lapsed      n/a-lapsed       n/a-lapsed
Earl J. Currie (2)           28,000          2.9          16.625      lapsed      n/a-lapsed       n/a-lapsed
-------------------------------------------------------------------------------------------------------------

(1) Potential realizable value is based on an assumption that the stock price appreciates from the stated exercise price at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price.
(2) Mr. Burkhardt was granted 70,000 options on January 5, 1999 which lapsed upon his resignation from the Company and were replaced by a grant of 70,000 options on July 7, 1999; and Mr. Currie's option lapsed upon his resignation from the Company on November 8, 1999.

     Option Exercises and Year-End Value of Options. The following table sets forth information concerning the exercise of stock options during 1999, and the year-end value of unexercised options, for the Named Executive Officers.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Securities          Value of Unexercised
                              Shares                   Underlying Unexercised        In-the-Money Options at
                             Acquired                    Options at 12/31/99             12/31/99 ($)(1)
                                on        Value      ---------------------------    --------------------------
       Name                  Exercise    Realized    Exercisable   Unexercisable    Exercisable  Unexercisable
--------------------         --------    --------    -----------   -------------    -----------  -------------
Thomas F. Power, Jr.             -          -           85,000           -              8,625           -
J. Reilly McCarren               -          -          189,000           -                  -           -
Willam R. Schauer                -          -           40,000           -                525           -
Walter C. Kelly                  -          -           40,000           -                525           -
Glenn J. Kerbs                   -          -           40,000           -                525           -
Edward A. Burkhardt              -          -          100,000           -              8,625           -
Earl  J. Currie                  -          -                -           -                  -           -
--------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of one share of Common Stock on December 31, 1999 ($13.4375) less the exercise price.

Compensation Committee Interlocks and Insider Participation

     Robert H. Wheeler, a member of the Compensation Committee, was of counsel, during part of 1999, to Oppenheimer Wolff & Donnelly, which has provided legal and other services to the Company in connection with various labor matters, litigation, regulatory issues and corporate and acquisition issues since shortly after the Company's formation and continues to provide such services to the Company. Mr. Wheeler received 10,000 options and $30,000 during 1999, as compensation for his service as Chairman of the Board of Directors of the Company beginning September 1, 1999.

Compensation Committee Report on Executive Compensation

     The following is a report of the Compensation Committee of the Board of
Directors:

     The Compensation Committee reviews the salaries of each executive officer of the Company annually. It consults with the Chief Executive Officer regarding salaries other than those of the executive directors and the non-executive position of Chairman of the Board of the Company, and the Compensation Committee makes recommendations to the Board of Directors for salaries of the executive officers. In performing its duties the Compensation Committee has used the services of outside compensation consultants and has reviewed compensation surveys that are periodically published by compensation consulting firms. Each year the Compensation Committee also recommends specific implementation of the Company's management incentive compensation plan for the year for consideration by the Board of Directors. That plan, as implemented for 1999, provided for cash payments to management based on the North American operating subsidiaries' achieving net income, after certain adjustments, at or above a target level and on certain additional performance and safety results. The annual performance targets have been established for each year based upon the North American operating subsidiaries' operating plan for that year and are designed to provide incentives to meet or exceed the operating plan. The amount of incentive compensation paid to each executive officer for 1999 was a percentage of base salary based on the amount by which the applicable performance targets for the year were met or exceeded, in accordance with a schedule approved when the targets for the year were established.

     For 1999, the Company did not establish incentive compensation based on the performance of the Common Stock of the Company. All executive officers of the Company hold Common Stock of the Company and options to acquire additional shares of Common Stock of the Company. In most cases the executive officer's holdings of Company securities represent a substantial proportion of his or her net worth. The Committee believes that these holdings have created economic interests for management consistent with those of the Company's other stockholders.

     The Chief Executive Officer receives a base salary as recommended by the Compensation Committee and approved by the Board of Directors. In addition, the Chief Executive Officer participates in the incentive compensation program described above. In its annual review of the Chief Executive Officer's base salary, the Compensation Committee considers the Chief Executive Officer's responsibilities and performance, as well as the compensation paid to chief executives of other rail transportation companies and other industrial companies of comparable size. As described above for all executive officers, the incentive compensation of the Chief Executive Officer for fiscal year 1999 was paid in accordance with the terms of the management incentive compensation plan. The Chief Executive Officer's incentive compensation is not based upon performance of the Common Stock of the Company. A significant factor in the Compensation Committee's consideration of incentive compensation for the Chief Executive Officer is his ownership of 946,418 shares of Common Stock and options for 85,000 shares of Common Stock and the resulting consistency of his economic interests with those of the Company's other stockholders.

     The Company's policy with respect to executive compensation is to have all compensation qualify for deductibility under the provisions of the Internal Revenue Code.

                                  The Compensation Committee

                                  Thomas E. Evans, Chairman
                                  Robert H. Wheeler
                                  Carl Ferenbach

Transactions With Management And Others

     Affiliates of Berkshire Partners LLC ("Berkshire"), of which Carl Ferenbach is an executive officer, director and beneficial owner, granted the Company options to purchase up to 302,500 shares of ATN, in connection with the investments by both the Company and Berkshire in ATN in November 1997 and in December 1999. The options may be exercised at any time prior to November 14, 2002 and currently have an exercise price of A$1.11 per share or A$335,755 in the aggregate (approximately US$204,000 at current exchange rates). The exercise price increases approximately 3.5% at each November 14th.

     Oppenheimer Wolff & Donnelly, to which Robert H. Wheeler was of counsel during part of 1999, has provided legal and other services to the Company in connection with various labor matters, litigation, regulatory issues and corporate and acquisition issues since shortly after the Company's formation and continues to provide such services to the Company. The Company paid OW&D $1,028,000 during 1999. Mr. Wheeler received 10,000 options and $30,000 during 1999, as compensation for his service as Chairman of the Board of Directors of the Company beginning September 1, 1999.

     McLachlan, Rissman & Doll, of which Thomas W. Rissman is a member, has provided legal and other services to the Company in connection with various corporate, acquisition and financing matters since December 1, 1987 and continues to provide such services to the Company. The Company paid MRD $828,000 during 1999.

     Tranz Rail, of which five directors of the Company are directors and hold shares and options, is party to a Management Services Agreement with the Company under which the Company provides management services to Tranz Rail. The amounts earned by the Company for services under the Tranz Rail Management Services Agreement in 1999 were $534,000.

     EWS, of which four directors of the Company are directors and hold shares and options, is party to a Management Services Agreement with the Company under which the Company provides management services to EWS. The amounts earned by the Company for services under the EWS Management Services Agreement in 1999 were $1,998,000.

Stock Price Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's Common Stock during the period from December 31, 1994 through December 31, 1999 with the cumulative total return on the S&P 500 Index and the S&P Railroads Index during that period assuming the investment of $100 in the Company's Common Stock and in each such index at the beginning of such period and the reinvestment of all dividends.


                Comparison Of Five Year Cumulative Total Return
              Among Wisconsin Central Transportation Corporation,
               the S & P 500 Index and the S & P Railroads Index

                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG WCTC, S&P 500 AND S&P RAILROADS

Measurement Period                   S&P
(Fiscal Year Covered)    WCTC        500        S&P Railroads
---------------------    ----        ---        -------------
Measurement Pt-
12/31/94                 $100        $100       $100
FYE 12/31/95             $159        $138       $146
FYE 12/31/96             $288        $169       $182
FYE 12/31/97             $170        $226       $205
FYE 12/31/98             $125        $290       $188
FYE 12/31/99             $ 98        $351       $159

Principal Stockholders

     The following table sets forth the beneficial ownership of the Company's Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director,
(iii) by each of the Named Executive Officers and (iv) by all current directors and executive officers as a group. Except as indicated in notes to the table, each beneficial owner listed in the table has advised the Company or indicated in filings with the Securities and Exchange Commission that such owner has sole investment and voting power with respect to the shares of Common Stock indicated. The information in the table is provided based on information known to the Company as of March 20, 2000.

                            Principal Stockholders

                                                                 Shares Beneficially Owned (1)
                                                                ------------------------------
                          Name                                    Number               Percent
---------------------------------------------------             ---------              -------
Southeastern Asset Management, Inc. (2)                         7,909,300                15.4
Shapiro Capital Management, Inc. (3)                            3,595,965                 7.0
Edward A. Burkhardt (4)                                         3,580,004                 7.0
State of Wisconsin Investment Board (5)                         2,745,000                 5.4
Thomas F. Power, Jr. (6)                                        1,031,418                 2.0
Robert H. Wheeler                                                 533,448                 1.0
Roland V. McPherson                                               513,582                 1.0
J. Reilly McCarren                                                261,700                   *
Glenn J. Kerbs                                                    249,868                   *
Walter C. Kelly                                                   143,306                   *
William R. Schauer                                                142,128                   *
Thomas W. Rissman (7)                                             122,514                   *
Carl Ferenbach                                                    110,926                   *
A. Francis Small (8)                                               42,000                   *
John W. Rowe (9)                                                   30,000                   *
Thomas E. Evans                                                    29,000                   *
Earl J. Currie (10)                                                 2,790                   *
Directors and current executive officers as a group
  (21 persons) (11)                                             4,806,041                 9.2

---------------------------------------------------
* Percentage beneficially owned does not exceed 1%.
(1) Any shares of Common Stock which a person has the right to acquire through exercise of options exercisable within 60 days after March 20, 2000 are considered to be outstanding for purposes of this table. Listed stockholders have such options to acquire shares of Common Stock in the following numbers: Mr. Burkhardt: 100,000; Mr. Power: 85,000; Mr. Wheeler:
     46,000; Mr. McPherson: 36,000; Mr. McCarren: 189,000; Mr. Kerbs: 40,000;
     Mr. Kelly: 40,000; Mr. Schauer: 40,000; Mr. Rissman: 36,000; Mr. Ferenbach:
     36,000; Dr. Small: 30,000; Mr. Rowe: 24,000; and Mr. Evans: 24,000.
(2) According to a Schedule 13G filed as of February 9, 2000 with the Securities and Exchange Commission by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Small Cap-Fund ("Longleaf") and Longleaf Partners International Fund ("Longleaf International") which indicates that Southeastern has sole voting power with respect to 676,500 of these shares, sole dispositive power with respect to 1,208,500 of these shares, shared voting and shared dispositive power with respect to 6,700,800 of these shares, and no voting power with respect to 532,000 of these shares; and Longleaf has no sole voting or sole dispositive power with respect to these shares but has shared voting and shared dispositive power with respect to 5,550,800 of these shares; and Longleaf International has no sole voting or sole dispositive power with respect to these shares but has shared voting and shared dispositive power with respect to 1,150,000 of these shares. Beneficial ownership of these shares is disclaimed by

     Southeastern. The address of Southeastern, Longleaf and Longleaf International is 6410 Poplar Ave., Suite 900, Memphis, Tennessee 38119.
(3) According to a Schedule 13G filed as of February 9, 2000 with the Securities and Exchange Commission by Shapiro Capital Management Company, Inc. ("Shapiro") and The Kaleidoscope Fund, L.P., which indicates that Shapiro has sole voting power and sole dispositive power with respect to 3,543,965 of these shares and has no shared voting or shared dispositive power with respect to these shares; and The Kaleidoscope Fund, L.P. has sole voting power and sole dispositive power with respect to 52,000 of these shares and has no shared voting or shared dispositive power with respect to these shares. The address of Shapiro is 3060 Peachtree Road, N.W., Atlanta, Georgia 30305.
(4) The number of shares shown for Mr. Burkhardt is based on the Company's records of registered holders of shares and options. According to the Company's records, Mr. Burkhardt's address is 573 Earlston Road, Kenilworth, Illinois 60043-1014.
(5) According to a Schedule 13G filed as of February 2, 2000 with the Securities and Exchange Commission by State of Wisconsin Investment Board ("Investment Board"), which indicates that Investment Board has sole voting power and sole dispositive power with respect to all of these shares and has no shared voting or shared dispositive power with respect to these shares. The address of Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.
(6) Includes 57,000 shares held for the benefit of Mr. Power's spouse who has sole voting and sole dispositive power with respect to those 57,000 shares.
(7) Mr. Rissman serves as one of three co-trustees who have shared voting and dispositive power with respect to 1,016,316 shares held by the Mary Cynthia
     K. McLachlan Trust.
(8) Dr. Small reports that he has shared voting and dispositive power with respect to these shares.
(9) Includes 2,000 shares held by Mr. Rowe's spouse who has sole voting and sole dispositive power with respect to those 2,000 shares.
(10) The amount of shares shown for Mr. Currie is based on the Company's records of Section 16 filings for shares and options.
(11) Includes (i) the 57,000 shares owned by Mr. Power's spouse and referred to in Note 6, (ii) the 1,016,316 shares owned by the Mary Cynthia K. McLachlan Trust and referred to in Note 7, (iii) the 2,000 shares owned by Mr. Rowe's spouse and referred to in Note 9, and (iv) 874,200 shares which directors and executive officers have the right to acquire through exercise of options within 60 days after March 20, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons, the Company believes that during 1999 all Reporting Persons complied with all applicable filing requirements, except that Mr. Ferenbach filed later than required a Form 5 for 1998, and as of March 20, 2000, Messrs. Burkhardt and Currie had not filed a Form 5 for 1999.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG LLP as independent public accountants to conduct the annual audit of the financial statements of the Company for the year ending December 31, 2000.

     Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2001 annual meeting of the Company must be received by the Company no later than December 31, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 2001 annual meeting. Any stockholder proposal received after December 31, 2000 will be considered untimely and will not be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 2001 annual meeting.


                                 OTHER MATTERS

     The cost of soliciting proxies by mail, telephone, Internet, telecopy or in person, as needed, will be borne by the Company. Officers or regular employees of the Company may, without additional compensation, engage in the solicitation of proxies by telecopy, telephone or personal calls.

     Results of the meeting will be included in the Company's quarterly report on Form 10Q, a copy of which may be obtained after August 15, 2000 by calling
(847) 318-4592.

                                        By Order of the Board of Directors,

                                        Thomas W. Rissman
                                        Secretary

                                                                      1056-PS-00

                                     PROXY

                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION

        This Proxy is Solicited on Behalf of the Board of Directors of Wisconsin Central Transportation Corporation

The undersigned appoints Thomas F. Power, Jr., Robert H. Wheeler, Thomas W. Rissman, or any of them, proxies, with full power of substitution, to vote all shares of Common Stock of Wisconsin Central Transportation Corporation ("WCTC") owned of record by the undersigned upon all matters properly coming before the 2000 Annual Meeting of Stockholders to be held on May 18, 2000 and any adjournments thereof.

This proxy is to be voted as directed on the reverse side of this card. IN THE ABSENCE OF SPECIFIC DIRECTION, THE PROXIES WILL VOTE THE SHARES OF THE PERSON WHO SIGNS THE REVERSE SIDE OF THIS PROXY (1) FOR ITEM 1--ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND (2) IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign and date this proxy on the reverse side and return it promptly in the enclosed envelope or vote by telephone or via the Internet. If you do not vote by proxy or attend the meeting and vote by ballot, your shares cannot be voted.

SEE REVERSE SIDE         (To be signed on reverse side)         SEE REVERSE SIDE

Vote by Telephone                                      Vote by Internet
It's fast, convenient, and immediate!                  It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone                   immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683) or call
collect on a touch-tone phone 1-201-536-8073.

Follow these four easy steps:                          Follow these four easy steps:

1.  Read the accompanying Proxy Statement              1.  Read the accompanying Proxy Statement
    and Proxy Card.                                        and Proxy Card.

2.  Call the toll-free number                          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683) or call                http.//www.eproxyvote.com/wclx
    collect on a touch-tone phone 1-201-536-8073.

3.  Enter your 14-digit Control Number located on      3.  Enter your 14-digit Control Number located
    your Proxy Card above your name.                       on your Proxy Card above your name.

4.  Follow the recorded instructions.                  4.  Follow the instructions provided.

Your vote is important!                                Your vote is important!
Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/wclx anytime!

              Do not return your Proxy Card if you are voting by Telephone or Internet

                                        THANK YOU FOR VOTING
           _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                                             DETACH HERE

[X]  Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.   Election of Four Directors
     For Three-Year Term:   Carl Ferenbach, J. Reilly McCarren, Roland V. McPherson and A. Francis Small

[_] For all nominees   [_] Withhold from all nominees   [_] For all nominees except____________________


MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT   [ ]

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU
PLAN TO ATTEND THE MEETING.

Sign exactly as name appears on this card.  Joint owners should both sign.  If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature:                                                      Signature:
          Date:                                                           Date: